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                                                                 EXHIBIT 21.1


DOMESTIC SUBSIDIARIES--CELLNET


BCN Data Systems, L.L.C.                         (Delaware)
CellNet Data Retrofit Services, Inc.             (Delaware)
CellNet Data Services, Inc.                      (Delaware)
CellNet Data Services (AZ), Inc.                 (Delaware)
CellNet Data Services (CA), Inc.                 (Delaware)
CellNet Data Services (IS), Inc.                 (Delaware)
CellNet Data Services (KC), Inc.                 (Delaware)
CellNet Data Services (ME), Inc.                 (Delaware)
CellNet Data Services (MSP), Inc.                (Delaware)
CellNet Data Services (NH), Inc.                 (Delaware)
CellNet Data Services (PA), Inc.                 (Delaware)
CellNet Data Services (SE), Inc.                 (Delaware)
CellNet Data Services (SF), Inc.                 (Delaware)
CellNet Data Services (SL), Inc.                 (Delaware)
CellNet Data Services (TX), Inc.                 (Delaware)
CellNet Funding, LLC                             (Delaware)
CN Frequency (IS), Inc.                          (Delaware)
CN Frequency (KC), Inc.                          (Delaware)
CN Frequency (MSP), Inc.                         (Delaware)
CN Frequency (SE), Inc.                          (Delaware)
CN Frequency (SF), Inc.                          (Delaware)
CN Frequency (SL), Inc.                          (Delaware)
CN Holdings, Inc.                                (Delaware)
CN Holdings (TX), Inc.                           (Delaware)
CN Partners (TX), L.P.                           (Texas)
CN WAN Corp.                                     (Delaware)


FOREIGN SUBSIDIARIES--CELLNET

BCN Data Systems Limited                         (England/Wales)